                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of StanCorp Financial Group, Inc. on Form S-8 of our report dated February 2, 2000 (February 23, 2000 as to Note 14), appearing in the Annual Report on Form 10-K of StanCorp Financial Group, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Portland, Oregon
April 20, 2000